UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TRAWS PHARMA, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # T04586-S49237 You invested in TRAWS PHARMA, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on December 3, 2026. Get informed before you vote View the Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to November 19, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2026 Special Meeting Vote by December 2, 2026 11:59 PM ET TRAWS PHARMA, INC. TRAWS PHARMA, INC. 12 PENNS TRAIL NEWTOWN, PA 18940 Virtually at: www.virtualshareholdermeeting.com/TRAW2026SM Vote Virtually at the Meeting* December 3, 2026 9:00 AM ET

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends T04587-S49237 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. To grant discretionary authority to our Board of Directors (the “Board”) to amend our Tenth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of all of our issued and outstanding shares of common stock at a ratio of not less than 1-for-8 and not greater than 1-for-15, such ratio to be determined by our Board at any time within twelve months from the date that stockholder approval is obtained, without further approval or authorization of our stockholders. For 2. To approve the adjournment of the Special Meeting to another place, or later date or dates, if necessary or appropriate, to solicit additional proxies in the event that we have not received sufficient votes in favor of any of the foregoing proposals. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof.